UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 13, 2007
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-26041 (Commission File Number)	91-1714307 (IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)
(206) 272-5555
(Registrant’s telephone number, including area code)
N/A
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 13, 2007, F5 Networks, Inc. filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington in order to increase the authorized capital stock of F5 from 110,000,000 shares of stock (consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock) to 210,000,000,000 shares of stock (consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock). The Articles of Amendment were filed in connection with a two-for-one forward stock split of the outstanding shares of F5 common stock to be effected by a stock dividend that will be paid on August 20, 2007 to all shareholders of record as of August 10, 2007. The effective date of the Articles of Amendment was August 13, 2007. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1 and is incorporated by reference thereto.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits:

Exhibit No.	Description
3.1	Articles of Amendment filed with the Washington Secretary of State on August 13, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: August 13, 2007	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment filed with the Washington Secretary of State on August 13, 2007.